Exhibit 99.01

News Release Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES THIRD QUARTER RESULTS

GAAP Diluted Net Income of $0.26 per Unit
Adjusted Diluted Net Income of $0.30 per Unit
Cash Distribution per Unit of $0.26

New York, NY, October 26, 2011 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended September 30, 2011.

“The third quarter of 2011 was one of extreme volatility and uncertainty in the global markets,” said Peter S. Kraus, Chairman and Chief Executive Officer.  “The escalation of Europe’s sovereign debt crisis, US debt ceiling debate and resulting S&P downgrade of US Treasuries, and further weakening in the US economy led to equity market declines not seen since the financial crisis, and hit the corporate and high yield fixed income markets hard as well.  These conditions sidelined many investors.  During the quarter we saw a decline in both gross sales and client redemptions.”

Financial Results	3Q 2011	2Q 2011	3Q 2011 vs 2Q 2011	3Q 2010	3Q 2011 vs 3Q 2010
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$642	$728	(12%)	$758	(15%)

Operating Income	$78	$116	(33%)	$58	35%

Operating Margin, excl. non-controlling interests	15.0%	16.8%		7.2%

Adjusted basis: (1)

Net Revenues (2)	$602	$637	(5%)	$625	(4%)

Operating Income (3)	$107	$126	(15%)	$122	(13%)

Operating Margin	17.7%	19.7%		19.5%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income per Unit	$0.26	$0.34	(24%)	$0.12	117%

Distribution per Unit	$0.26	$0.34	(24%)	$0.12	117%

Adjusted Diluted Net Income per Unit (1)	$0.30	$0.35	(14%)	$0.36	(17%)

(1) See pages 8-10 for reconciliations of GAAP Financial Results to Adjusted Financial Results.

(2) Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as wells as amortization of deferred sales commission against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).

(3) Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) real estate charges, (3) insurance proceeds, and (4) the net loss or income of consolidated entities attributable to non-controlling interests.

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Kraus continued:  “In this environment, equity portfolios that are defensive and short-term in nature are performing well, while high-conviction, long-duration core equity portfolios continue to underperform.  To best serve our clients, we’re sticking to our approach of maintaining the strict investment discipline and core research beliefs that in the past have delivered investment outperformance, while also offering them a broader set of solutions-based strategies that meet their evolving needs.  During the third quarter, some of our newer product offerings outperformed their peers, including equity-income, market neutral, long-short equities and enhanced alpha fixed income.  And Dynamic Asset Allocation – a strategy we introduced last year just for markets like the one we’re in today – accomplished exactly what it was designed to do, mitigating risk without sacrificing returns.  Looking forward, while our challenges are likely to continue through the rest of this year, I am confident that our diversified business model, strong client relationships and financial viability will endure, and AllianceBernstein will emerge a stronger, well-positioned firm as a result.”

The firm’s cash distribution per unit is payable on November 23, 2011, to holders of record of AllianceBernstein Holding Units at the close of business on November 7, 2011.

Market Performance

The global markets were extremely volatile during the third quarter of 2011, particularly in August and September.  The S&P 500 declined by 13.9% in the third quarter, and the MSCI World by 16.6%, in each case the worst quarterly performance since 2008.

Assets Under Management ($ Billions)

Total assets under management as of September 30, 2011 were $402.0 billion, down 12.8% from June 30, 2011, and down $75.5 billion, or 15.8%, compared to September 30, 2010.

	Institutions	Retail	Private Client	Total
Assets Under Management 9/30/11	$224.1	$109.8	$68.1	$402.0
Net Flows for Three Months Ended 9/30/11	$(9.0)	$(4.4)	$(2.0)	$(15.4)

Net outflows in the Institutions channel were $9.0 billion, compared to net outflows of $14.9 billion in the second quarter of 2011.  Institutions gross sales declined 39% sequentially from $3.7 billion to $2.3 billion during the third quarter of 2011. The pipeline of awarded but unfunded institutional mandates increased $0.8 billion to $7.0 billion at September 30, 2011, the result of new mandates won across diverse strategies during the quarter. The Retail channel experienced net outflows of $4.4 billion, compared to net outflows of $2.0 billion in the second quarter.  Retail gross sales decreased 14% sequentially from $8.5 billion to $7.3 billion during the third quarter.  In the Private Client channel, net outflows moderated to $2.0 billion from the prior quarter’s $2.6 billion. Private Client gross sales increased sequentially from $1.5 billion to $1.7 billion during the third quarter.

Financial Results: GAAP

Net revenues of $642 million declined 15% compared to the third quarter of 2010.  The most significant drivers of the decline were current quarter losses compared to prior-year quarter gains on deferred compensation and seed money investments, as well as lower base advisory and performance fees, partially offset by higher Bernstein Research Services and distribution revenues.  Sequentially, net revenues decreased 12% from the second quarter of 2011.  The most significant drivers of the decline were higher losses on deferred compensation and seed money investments and lower base advisory and performance fees, partially offset by higher Bernstein Research Services revenues.  Bernstein Research Services revenues rose 23% from the third quarter of 2010 and 10% from the second quarter of 2011, as transaction volumes spiked in mid-August before returning to seasonal lows.

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Operating expenses were $564 million for the quarter, a year-over-year decline of 19%.  In the prior-year quarter, the Company recorded an $89 million real estate charge associated with a reduction in occupancy, compared with a $7 million charge in the current quarter associated with consolidating our office space in London.  In addition, deferred and other compensation expenses declined year-over-year.  Operating expenses decreased 8% sequentially, the result of lower compensation expense, as well as lower promotion and servicing and G&A expenses excluding the real estate charge.  Promotion and servicing expenses increased 5% compared to the third quarter of 2010, due mainly to higher distribution plan payments, commensurate with increased distribution revenues, and higher trade execution and clearance expenses on higher client activity.  Sequentially, promotion and servicing expenses declined 7%, resulting from lower travel and entertainment expenses, as well as lower distribution plan payments.  G&A expenses, excluding the real estate charge, decreased 1% year-over-year and 2% sequentially.

Operating income for the third quarter of 2011 increased 35% to $78 million compared to the third quarter of 2010, and the operating margin more than doubled, to 15.0% from 7.2%, primarily due to the size of the prior-year quarter real estate charge.  Sequentially, operating income declined 33% from $116 million and the operating margin decreased from 16.8%, due largely to higher losses on deferred compensation investments.  Diluted net income per Unit and the cash distribution per Unit for the publicly-traded partnership each more than doubled compared to the third quarter of 2010, to $0.26 from $0.12, due to the size of the prior-year quarter real estate charge, and declined 24% sequentially.

Financial Results: As Adjusted

Adjusted net revenues of $602 million were down $23 million compared to the third quarter of 2010 and down $35 million sequentially.  The decrease from the third quarter of 2010 was due to lower base advisory fees on a lower asset base, as well as lower performance fees.  The sequential decrease was also driven by these factors.

Adjusted operating income decreased $15 million, or 13%, from the third quarter of 2010, to $107 million, and the adjusted operating margin decreased to 17.7% from 19.5%.  Compared to the second quarter of 2011, adjusted operating income decreased 15% from $126 million and the adjusted operating margin decreased from 19.7%.  For both periods, the declines in operating income and margin were primarily due to lower revenues.  Adjusted diluted net income per Unit for the publicly-traded partnership decreased to $0.30 from $0.36 in the third quarter of 2010 and decreased from $0.35 sequentially.

Unit Repurchases

We engage in open-market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program and purchase Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.  During the third quarter of 2011, we purchased on the open market approximately 3 million Holding Units for $45.2 million.  We intend to continue to engage in open-market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program.

Third Quarter 2011 Earnings Conference Call Information

Management will review third quarter 2011 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Wednesday, October 26, 2011. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer, and Edward J. Farrell, Interim Chief Financial Officer and Controller.

Parties may access the conference call by either webcast or telephone:

1. To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

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2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 14802216.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of third quarter 2011 financial and operating results on October 26, 2011.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week.  To access the audio replay, please call (855) 859-2056 from the U.S., or outside the U.S. call (404) 537-3406, and provide the conference ID #: 14802216.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2010 and subsequent Forms 10-Q.  Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Our confidence that, while our challenges are likely to continue for the remainder of 2011, our diversified business model, our strong client relationships and our financial viability will endure, and that we will emerge a stronger, well-positioned firm as a result:  Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may adversely affect our results of operations.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.  Furthermore, improved flows depend on a number of factors, including our ability to deliver consistent, competitive investment performance, which cannot be assured, conditions of financial markets, consultant recommendations, and changes in our clients’ investment preferences, risk tolerances and liquidity needs.

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
Our intention to continue to engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

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Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business.  Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At September 30, 2011, AllianceBernstein Holding L.P. owned approximately 37.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.1% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  |  September 30, 2011

	Three Months Ended
$ thousands, unaudited	9/30/11	6/30/11	9/30/10
Revenues:
Base fees	$469,517	$504,566	$497,595
Performance fees	611	3,757	5,702
Bernstein research services	118,134	107,609	95,806
Distribution revenues	87,913	92,272	85,378
Dividend and interest income	4,958	4,926	5,040
Investment gains (losses)	(66,286)	(13,596)	41,388
Other revenues	27,204	29,108	27,459
Total revenues	642,051	728,642	758,368
Less: Interest expense	522	648	801
Net revenues	641,529	727,994	757,567
Expenses:
Employee compensation & benefits	283,731	326,867	343,530
Promotion & servicing
Distribution-related payments	76,323	78,557	72,501
Amortization of deferred sales commissions	9,186	9,871	11,780
Other	52,316	59,319	46,427
General & administrative
General & administratvie	129,299	131,821	130,422
Real estate charge	6,905	18	89,598
Interest on borrowings	610	619	469
Amortization of intangible assets	5,443	5,296	5,360
Total expenses	563,813	612,368	700,087

Operating income	77,716	115,626	57,480
Non-operating (expense)	-	-	(13)
Income before income taxes	77,716	115,626	57,467
Income taxes	5,180	8,243	3,033
Net income	72,536	107,383	54,434
Net loss (income) of consolidated entities attributable to non-controlling interests	18,445	6,756	(2,919)
Net Income Attributable to AllianceBernstein Unitholders	$90,981	$114,139	$51,515

Operating margin(1)	15.0%	16.8%	7.2%

(1) Operating income excluding net loss (income) attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/11	6/30/11	9/30/10
Equity in Net Income Attributable to AllianceBernstein Unitholders	$34,074	$42,745	$18,914
Income Taxes	7,071	7,233	6,699
Net Income	27,003	35,512	12,215

Additional Equity in Earnings of Operating Partnership (1)	-	141	169
Net Income - Diluted	$27,003	$35,653	$12,384
Diluted Net Income per Unit	$0.26	$0.34	$0.12
Distribution per Unit	$0.26	$0.34	$0.12

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 9/30/11
	Units	Basic	Diluted
AllianceBernstein L.P.	277,995,650	278,010,441	278,010,441
AllianceBernstein Holding L.P.	105,173,342	103,156,232	103,156,232

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT  |  Sept 30, 2011
($ billions)

Ending and Average	Three Months Ended
	9/30/2011	9/30/2010
Ending Assets Under Management	$402.0	$477.5
Average Assets Under Management	$437.9	$463.8

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$254.5	$129.4	$77.1	$461.0
Sales/New accounts	2.3	7.3	1.7	11.3
Redemptions/Terminations	(10.5)	(9.4)	(3.1)	(23.0)
Net Cash Flows	(0.8)	(2.3)	(0.6)	(3.7)
Net Flows	(9.0)	(4.4)	(2.0)	(15.4)
Transfers	0.1	-	(0.1)	-
Investment Performance	(21.5)	(15.2)	(6.9)	(43.6)
End of Period	$224.1	$109.8	$68.1	$402.0

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other (2)	Total
Beginning of Period	$121.4	$62.6	$215.8	$61.2	$461.0
Sales/New accounts	1.3	1.0	6.8	2.2	11.3
Redemptions/Terminations	(9.2)	(5.8)	(7.6)	(0.4)	(23.0)
Net Cash Flows	(2.6)	(1.8)	0.2	0.5	(3.7)
Net Flows	(10.5)	(6.6)	(0.6)	2.3	(15.4)
Investment Performance	(23.9)	(11.2)	(1.7)	(6.8)	(43.6)
End of Period(1)	$87.0	$44.8	$213.5	$56.7	$402.0

(1) Approximately $46 billion in Blend Strategies AUM are reported in their respective services.
(2) Includes index, structured, asset allocation services and other non-actively managed AUM.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$123.6	$70.0	$66.6	$260.2
Non-U.S. Clients	100.5	39.8	1.5	141.8
Total	$224.1	$109.8	$68.1	$402.0

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS

	Three Months Ended
$ thousands, unaudited	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10

Net Revenues, GAAP basis	$641,529	$727,994	$755,390	$777,561	$757,567	$688,343
Exclude:
Deferred compensation-related investment losses (gains)	37,840	1,588	(9,740)	(16,677)	(36,013)	36,797
Deferred compensation-related dividends and interest	(982)	(524)	(632)	(3,963)	(830)	(920)
90% of consolidated venture capital fund investment losses (gains)	18,306	6,302	8,054	(7,570)	(2,056)	9,304
Distribution-related payments	(76,323)	(78,557)	(74,756)	(76,411)	(72,501)	(71,015)
Amortization of deferred sales commissions	(9,186)	(9,871)	(10,326)	(11,349)	(11,780)	(12,147)
Pass-through fees & expenses	(8,894)	(9,987)	(8,624)	(9,762)	(8,933)	(7,274)
Adjusted Net Revenues	$602,290	$636,945	$659,366	$651,829	$625,454	$643,088

Operating Income, GAAP basis	$77,716	$115,626	$138,435	$153,751	$57,480	$107,649
Exclude:
Deferred compensation-related investment losses (gains)	37,840	1,588	(9,740)	(16,677)	(36,013)	36,797
Deferred compensation-related dividends and interest	(982)	(524)	(632)	(3,963)	(830)	(920)
Deferred compensation-related mark-to-market vesting (credit) expense	(24,302)	908	6,894	7,358	14,158	(19,082)
Deferred compensation-related dividends and interest expense	1,572	1,196	1,480	6,317	731	810
Net impact of deferred compensation-related investments	14,128	3,168	(1,998)	(6,965)	(21,954)	17,605
Real estate charges	6,905	18	18	116	89,598	-
Insurance proceeds	(10,691)	-	-	-	-	-
Non-GAAP adjustments - subtotal	10,342	3,186	(1,980)	(6,849)	67,644	17,605
Net loss (income) of consolidated entities attributable to non-controlling interests	18,445	6,756	8,046	(7,873)	(2,919)	9,339
Adjusted Operating Income	$106,503	$125,568	$144,501	$139,029	$122,205	$134,593

Operating Margin, GAAP basis excl. non-controlling interests	15.0%	16.8%	19.4%	18.8%	7.2%	17.0%

Adjusted Operating Margin	17.7%	19.7%	21.9%	21.3%	19.5%	20.9%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU

	Three Months Ended
$ thousands except per Unit amounts, unaudited	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Diluted Net Income, GAAP basis	$27,003	$35,653	$43,923	$43,289	$12,384	$32,256
Impact of AllianceBernstein L.P. non-GAAP adjustments	3,773	1,162	(722)	(2,451)	24,190	6,290
Adjusted Diluted Net Income	$30,776	$36,815	$43,201	$40,838	$36,574	$38,546

Diluted Net Income per Unit, GAAP basis	$0.26	$0.34	$0.42	$0.42	$0.12	$0.31
Impact of AllianceBernstein L.P. non-GAAP adjustments	0.04	0.01	(0.01)	(0.02)	0.24	0.06
Adjusted Diluted Net Income per Unit	$0.30	$0.35	$0.41	$0.40	$0.36	$0.37

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests.  In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.  We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, essentially offset distribution revenues earned by the company.  Beginning in the first quarter of 2011, we also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues.  These fees have no impact on operating income but they do have an impact on our operating margin.  As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) real estate charges, (3) insurance proceeds, and (4) the net loss or income of consolidated entities attributable to non-controlling interests.

(1) Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet.  The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period.  U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense.  This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income, which will fluctuate over the life of the award and net to zero at the end of the multi-year vesting period.  Although during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset.  Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period.  The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments.

(2) Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

(3) In the third quarter of 2011, we received significant insurance proceeds from the settlement of a derivative claim that are not considered part of our core operating results.

(4) Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund.  We own a 10% limited partner interest in the fund.  Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund.  However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level.  As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income.  Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

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Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income.  Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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